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                                                                    EXHIBIT 23.1

 CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS (NASDAQ-100 TRUST, SERIES 1)


We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" and to the use of our report dated March 5, 1999, relating to the statement of financial condition, including the schedule of investments, of the Nasdaq-100 Trust, Series 1, as of March 5, 1999, in Amendment No. 3 to the Registration Statement (Form S-6 No. 333-61001) and related Prospectus of the Nasdaq-100 Trust, Series 1 dated March 5, 1999.



                                            /s/ ERNST & YOUNG LLP


Washington, DC

March 5, 1999